     Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated February 27, 2007 relating to the financial statements of Freedom Acquisition Holdings, Inc., and to the reference to our Firm under the caption ‘‘Experts’’ in the Registration Statement.

/s/  RothsteinRothstein, Kass and Company, P.C.
Roseland, New Jersey
December 4, 2007